EXHIBIT 11

                    PCA INTERNATIONAL, INC. AND SUBSIDIARIES
                    COMPUTATION OF PRIMARY AND FULLY DILUTED
                           EARNINGS PER COMMON SHARE
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


                                                    Three Months Ended            Six Months Ended
                                                    August 3,      July 28,      August 3,     July 28,
                                                      1997          1996          1997         1996
PRIMARY EARNINGS PER COMMON SHARE:
 EARNINGS APPLICABLE TO COMMON STOCK:
  Net income.......................................$ (1,639,620)   $  232,297     $(996,294)   $ 1,371,075
                                                    ==============   ===========   ============  ============
 COMPUTATION OF COMMON SHARES AND
  COMMON EQUIVALENT SHARES:
   Weighted average number of common shares........   7,761,749     7,469,353     7,696,476      7,468,868
   Dilutive effect of stock options................     684,387       589,272       593,571        494,682
                                                    -------------   ------------   ------------  ------------
   Weighted average number of common shares after
    dilutive effect................................   8,446,136     8,058,625     8,290,047      7,963,550
                                                   ==============   ===========   ============  ============

 EARNINGS PER COMMON SHARE AND COMMON
  EQUIVALENT SHARE:

   Net income..................................... $     (0.19)    $     0.03     $   (0.12)   $     0.17
                                                   ==============   ===========   ============  ============

FULLY DILUTED EARNINGS PER COMMON SHARE:
 EARNINGS APPLICABLE TO COMMON STOCK:
  Net income...................................... $ (1,639,620)   $  232,297    $(996,294)   $1,371,075
                                                   ==============   ===========   ============  ============

 COMPUTATION OF COMMON SHARES AND
  COMMON EQUIVALENT SHARES:
   Weighted average number of common shares
     outstanding..................................    7,761,749    7,469,353     7,696,476      7,468,868
   Dilutive effect of stock options...............      817,880      600,643       832,167        658,493
                                                    -------------   ------------   ------------  ------------
   Weighted average number of common shares after
    dilutive effect...............................    8,579,629    8,069,996     8,528,643      8,127,361
                                                   ==============   ===========   ============  ============

 EARNINGS PER COMMON SHARE AND COMMON
  EQUIVALENT SHARE ASSUMING FULL DILUTION:

   Net income.....................................  $     (0.19)   $    0.03      $  (0.12)     $    0.17
                                                   ==============   ===========   ============  ============



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